                                             DRAFT 7/23/96

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                FORM 8-K/A

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                               July 8, 1996





ORBIT INTERNATIONAL CORP.


(Exact name of registrant as specified in its charter)







Delaware
0-3936
11-1826363


(State or other
jurisdiction
       incorporation)

(Commission
File Number)
(IRS Employer
Identification
No.)





80 Cabot Court, Hauppauge, New York        11788


(Address of principal executive offices)   (Zip Code)





Registrant's telephone number, including area code
(516)435-8300








(Former name or former address, if changed since last report)

     The Form 8-K/A is being filed to amend the disclosure regarding the interim period made under Item 304(a)(1)(iv) and
Item 304(a)(1)(v).
Item 4. Changes in Registrant's Certifying Accountants.
     Item 304(a)(1)(i) and (iii) Decision to Change Accountants
     On July 8, 1996, the Board of Directors of Orbit International Corp. (the "Registrant") approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ended December 31, 1996 to replace the firm of Richard A. Eisner
& Company, LLP ("Eisner"). The termination by the Registrant of Eisner was effective July 8, 1996 and the engagement of Ernst & Young LLP was effective July 9, 1996.
     Item 304(a)(1)(ii) Prior Accountants Reports
     The reports of Eisner, as previously issued, on the consolidated financial statements for the Registrant's two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
     Item 304(a)(1)(iv) Disagreements with Accountants
     During the two most recent fiscal years and the subsequent interim period through July 8, 1996, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to Eisner's satisfaction, would have caused them to make reference in connection with their report to the subject matter of the disagreement.
     However, as previously disclosed in the Registrant's Form 10-K for the fiscal year ended December 31, 1995, in September 1993, a class action (the "Class Action") was commenced by an alleged shareholder of USA Classic, Inc. ("USA Classic") (which, at the time, was an approximately 43% owned subsidiary of the Registrant) against USA Classic and certain of its directors in the United States District Court for the Southern District of New York. The action was commenced on behalf of shareholders, other than the defendants, who acquired their shares from November 20, 1992, the date of the initial public offering of shares of USA Classic, through September 22, 1993, and alleges violations of the Securities Act of 1993 in connection with the offering as well as violations of Section 10(b) of the Securities Exchange Act of 1934. The plaintiffs are seeking compensatory damages as well as fees and expenses.
     In February 1994, a First Amended and Consolidated Complaint was filed in the Class Action. The First Amended and Consolidated Complaint added the Registrant as a defendant and alleged that the Registrant is a "controlling person" of USA Classic and an "aider and abetter" of the alleged violations of the securities laws.
The Registrant answered the First Amended and Consolidated Complaint in March 1994. The Class Action has been stayed as against USA Classic as a result of USA Classic's filing of a petition for reorganization under Chapter 11 of the United States Bankruptcy Code.
     In October 1994, a Second Amended and Consolidated Complaint was filed in the Class Action. The Second Amended and Consolidated Complaint restated the allegations against the Registrant and added PaineWebber Incorporated and Ladenburg Thalmann & Co., Inc. (the "Underwriters"), the lead underwriters in the offering, as additional defendants.
     On July 10, 1995, Eisner was served with a third party complaint by the Underwriters, making it a party to the Class Action for the first time. In addition, the Registrant has been recently advised that additional cross claims are likely to be filed in the Class Action during the Registrant's 1996 fiscal year which may result in disagreements with Eisner on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Eisner's satisfaction, would have caused them to make reference in connection with their report to the subject matter of the disagreement.
     Item 304(a)(1)(v) Reportable Events
     During the two most recent fiscal years and the subsequent interim period through July 8, 1996, the Registrant has not been advised by Eisner of any of the reportable events listed in Item 304(a)(1)(v)(A) through (D) of Regulation S-K and, during such period, the Registrant has not consulted with Ernst & Young LLP regarding any matter referenced under Item 304(a)(2) of Regulation S-K.
Item 7. Financial Statements and Exhibits
     The Registrant has provided Eisner with a copy of the disclosure set forth in this Current Report on Form 8-K prior to the filing hereof. The Registrant has requested that Eisner furnish it with a letter addressed to the Securities and Exchange Commission, which is attached as Exhibit 16, stating that Eisner agrees with the statements herein, and if not, stating the respects in which it does not agree.
                                SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.


                                   Orbit International Corp.



                                   By: /s/ Mitchell Binder
                                        Mitchell Binder
                                        Vice President - Finance


Dated:  July 25, 1996
                                 EXHIBITS


Exhibit No.    Description                             Page No.

16             Letter from
                 Richard A. Eisner & Company, LLP           8

                                                       EXHIBIT 16

                     RICHARD A. EISNER & COMPANY, LLP
                            575 Madison Avenue
                       New York, New York 10022-2597

                               July 23, 1996




Securities and Exchange Commission
Washington, D.C. 20549

Re:  Orbit International Corp.

Ladies and Gentlemen:

     We have read Item 4 of the amended report on Form 8-K/A dated July 8, 1996 filed by Orbit International Corp. and we are in agreement with the statements contained under the captions described as Items 304(a)(1)(ii), 304(a)(1)(iv) except for paragraph five referencing additional cross claims likely to be filed and their effect which may result in disagreements as to which we have no knowledge and are also in agreement with caption 304(a)(1)(v) except for matters relating to Ernst & Young LLP as to which we have no knowledge.

                         Very truly yours,



                         /s/ Richard A. Eisner & Company, LLP